SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2014

Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

775 Spartan Blvd., Ste 102, P.O. Box 5627, Spartanburg, SC		29304
(Address of principal executive offices)		(Zip Code)
(864) 585-3605
(Registrant's telephone number, including area code)

INAPPLICABLE
(Exact name of registrant as specified in its charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On November 21, 2014, Synalloy Corporation, a Delaware corporation (“Synalloy”), and The Davidson Corporation, a Delaware corporation (“Davidson”), entered into a Stock Purchase Agreement whereby Synalloy purchased all of the issued and outstanding stock of Specialty Pipe & Tube, Inc., a Delaware corporation (“Specialty”). The description of such agreement is set forth in Item 2.01 of this report and is incorporated into this Item 1.01 by reference.

On November 21, 2014, Synalloy entered into a Fourth Amendment to First Amended and Restated Loan Agreement with Branch Banking and Trust Company (“BB&T”). The description of such amendment is set forth in Item 2.03 of this report and is incorporated into this Item 1.01 by reference.

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 21, 2014, Synalloy completed the purchase of all of the issued and outstanding stock of Specialty from Davidson. Established in 1964 with distribution centers in Mineral Ridge, Ohio and Houston, Texas, Specialty is a master distributor of seamless carbon pipe, with a focus on heavy wall, large diameter products.

The purchase price for the all-cash acquisition was $31,500,000, subject to working capital adjustments post-closing. Davidson will also have the potential to receive earn-out payments up to a total of $5,000,000 if Specialty achieves targeted sales revenue over a two year period following closing.

At the closing of the transaction, Specialty and Synalloy also entered into employment agreements with Steve Baroff, Dianne Beck and Chris Sitka, respectively, the members of Specialty’s management team.

The purchase price for the Specialty acquisition was funded through a combination of cash on hand, a new term loan with BB&T, and an increase in Synalloy’s current credit facility with BB&T.

A copy of the Stock Purchase Agreement, dated as of November 21, 2014, between Synalloy and Davidson is attached hereto as Exhibit 2 and is incorporated herein by reference. A copy of the press release, dated November 24, 2014, announcing the Specialty acquisition is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

In connection with the Specialty acquisition discussed in Item 2.01 above, on November 21, 2014, Synalloy entered into a Fourth Amendment to First Amended and Restated Loan Agreement with BB&T (the “Credit Agreement”) pursuant to which BB&T increased the limit of the existing line of credit facility by $15,000,000 to a maximum of $40,000,000, and extended the maturity date to November 21, 2017. Interest on the Credit Agreement continues to be calculated using the One Month LIBOR Rate (as defined in the Credit Agreement), plus a pre-defined spread, based on Synalloy’s Total Funded Debt to EBITDA ratio (as defined in the Credit Agreement).

BB&T extended a new five-year term loan to Synalloy in the amount of $10,000,000 that requires equal monthly payments of $166,666.67 plus interest through November 21, 2019. The interest rate on the term loan is LIBOR plus 1.90 percent.

Pursuant to the Credit Agreement, Synalloy was required to pledge all of its tangible and intangible properties, including the acquired stock and assets of Specialty.  Covenants under the Credit Agreement include maintaining a certain Funded Debt to EBITDA ratio, a minimum tangible net worth, and total liabilities to tangible net worth ratio. Synalloy will also be limited to a maximum amount of capital expenditures per year, which is in line with the Synalloy’s currently projected needs.  Management does not believe that these covenants and restrictions will have an adverse effect on its operations.

A copy of the Fourth Amendment to First Amended and Restated Loan Agreement, dated as of November 21, 2014, between Synalloy and BB&T is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits
	Exhibit 2	Stock Purchase Agreement, dated as of November 21, 2014, between The Davidson Corporation and Synalloy Corporation
	Exhibit 10.1	Fourth Amendment to First Amended and Restated Loan Agreement, dated as of November 21, 2014, between Synalloy Corporation and Branch Banking and Trust Company
	Exhibit 99	Synalloy Corporation Press Release dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ RICHARD D. SIERADZKI
Richard D. Sieradzki
Chief Financial Officer and Principal Accounting Officer

Dated: November 25, 2014

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